UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of

the Securities Exchange Act of 1934

MECHANICAL TECHNOLOGY, INCORPORATED

(Exact name of registrant as specified in its charter)

New York	14-1462255
(State of Incorporation)	(I.R.S. Employer Identification No.)

325 Washington Avenue Extension Albany, NY	12205
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.   ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant's Securities to be Registered.

Mechanical Technology, Incorporated (the "Registrant") hereby incorporates by reference the description of its common stock, par value $0.01 per share, to be registered hereunder, contained under the heading "Description of Registrant's Securities to be Registered" in the Registrant's Registration Statement on Form 10 (the "Form 10 Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on September 30, 2020, and amended in Amendment No. 1 to the Form 10 Registration Statement, filed with the Commission on November 25, 2020, and further amended in Amendment No. 2 to the Form 10 Registration Statement, filed with the Commission on January 4, 2021.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 22, 2021	MECHANICAL TECHNOLOGY, INCORPORATED

	By:	/s/ Michael Toporek
	Name:	Michael Toporek
	Title:	Chief Executive Officer

[Signature Page for Form 8-A]